SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     Date of Report (Date of earliest event
                                   reported):
                                 March 30, 2001

                        HOME PROPERTIES OF NEW YORK, INC.
             (Exact name of Registrant as specified in its Charter)


      MARYLAND              1-13136                16-1455126
(State or other        (Commission file        (I.R.S. Employer
jurisdiction of           number)               Identification
incorporation or                                   Number)
 organization)
                               850 CLINTON SQUARE
                            ROCHESTER, NEW YORK 14604
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (716) 546-4900


                                 Not applicable
          (Former name or former address, if changed since last report)



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Item 5.  OTHER EVENTS.

Home Properties of New York, L.P., a New York limited partnership (the "Operating Partnership") recently purchased eight apartment communities in unrelated transactions. Collectively these acquisitions are deemed "significant acquisitions" pursuant to the regulations of the Securities and Exchange Commission governing the report of transactions under the Current Report on Form 8-K. Individually, these acquisitions are not "significant" and are not "related businesses".

The Operating Partnership also recently sold twelve properties. These acquisitions are not deemed to be "significant dispositions" either collectively or individually and are reported here for information purposes only.

Home Properties of New York, Inc. (the "Company") is the sole general partner and current holder, directly and indirectly, through Home Properties Trust, in which the Company holds 100% of the beneficial interests, of approximately sixty percent of the limited partnership interests in the Operating Partnership.

WOODHOLME MANOR. On March 30, 2001, the Operating Partnership acquired all of the equity interests in the entity that owned Woodholme Manor Apartments, a 176-unit community located in Baltimore, Maryland. The purchase price of $5.8 million was funded by the issuance of operating partnership units in the Operating Partnership having an agreed upon value of $2.5 million, with the balance of $3.3 million paid in cash from available funds. Woodholme Manor was constructed in 1969 and occupancy was 97.2% at the time of closing.

VIRGINIA VILLAGE. On May 31, 2001, the Operating Partnership acquired all of the equity interests in the entity that owned Virginia Village Apartments, a 344-unit community located in Alexandria, Virginia. The purchase price of $27 million was funded by the assumption of $9.6 million of debt, the issuance of operating partnership units in the Operating Partnership having an agreed upon value of $16.2 million and $1.2 million in cash from available funds. The debt carries a fixed rate of interest of 6.91% and matures in 2008. Virginia Village was constructed in 1967 and occupancy was 99% at the time of acquisition.

SANDALWOOD. On May 31, 2001, the Operating Partnership, through its wholly-owned subsidiary Home Properties Sandalwood, LLC, acquired Sandalwood Apartments, a 384-unit apartment community (formerly a co-op) located in Owings Mills, Maryland. The purchase price of $17.3 million was paid in cash funded under the Operating Partnership's line of credit, which bears interest at 125 basis points over the 30-day LIBOR rate. Sandalwood was built in 1973 and was 99% occupied at the time of acquisition.

SOUTHERN MEADOWS. On June 29, 2001, the Operating Partnership, through its wholly-owned subsidiary Home Properties Southern Meadows, LLC, acquired Southern Meadows Apartments, a 452-unit apartment community in Bayport, New York, for a total purchase price of $39 million. The purchase price was funded by the assumption of $19.2 million of debt and $19.8 million of cash from available funds, primarily from the proceeds from sale transactions (discussed below). The debt carries a fixed rate of interest of 8.234% and matures in July, 2007. The community was built in 1971 and was 98.4% occupied at the time of acquisition.

HAUPPAUGE [a/k/a Devonshire Hills]. On July 16, 2001, the Operating Partnership, through its wholly-owned subsidiary Home Properties Hauppauge, LLC, acquired Home Properties of Hauppauge (now called Devonshire Hills), a 297-unit apartment community located in Hauppauge, New York. The total purchase price of $46.5 million was funded by the assumption of $24.6 million of debt and the balance of $21.9 million paid from cash from available funds. The first and second assumed mortgages carry fixed rates of interest of 8% and 6.72%, respectively, and mature in 2006 and 2009, respectively. the community was constructed in 1968 and at the time of acquisition was 97.1% occupied.

FENLAND FIELD. On August 1, 2001, the Operating Partnership, through its wholly-owned subsidiary Home Properties Fenland Field, LLC, acquired all of the issued outstanding shares of stock in the entity which owns Fenland Field Apartments, a 234-unit apartment community located in Columbia, Maryland. The purchase price of $14.5 million was paid in cash funded under the Operating Partnership's line of credit, which bears interest at 125 basis points over the 30-day LIBOR rate. At the time of acquisition the community was 99% occupied.

COURTYARDS VILLAGE. On August 29, 2001, the Operating Partnership, through its wholly-owned subsidiary Home Properties Courtyard Village, LLC, acquired Courtyards Village Apartments, a 224-unit apartment community located in Naperville, Illinois. The purchase price of $12.8 million was funded by the assumption of $5.1 million of debt and $7.7 million of cash funded under the Operating Partnership's line of credit, which bears interest at 125 basis points over the 30-day LIBOR rate. Courtyards was constructed in 1971 and at the time of acquisition occupancy was 97%.

THE MANOR. On August 31, 2001, the Operating Partnership, through its wholly-owned subsidiary Home Properties Manor, LLC, acquired The Manor Apartments, a 435-unit apartment community located in Silver Spring, Maryland. The purchase price of $35.3 million was paid in cash from available funds, primarily from the proceeds from sale transactions (discussed below). The Manor was constructed in 1969 and occupancy was 98.7% at the time of acquisition.

None of the above sellers were affiliated with the Operating Partnership, the Company, any directors or officers of the Company or any affiliates of any such director or officers. Except for Sandalwood which was formerly a co-op, the properties were all previously operated as multifamily apartment properties, and it is the intent of the Company and the Operating Partnership to continue to operate them as multifamily apartment communities.

The purchase prices were negotiated with the sellers and based on an internal analysis by the Company of the historical cash flows and fair market value of the properties.

In addition, the Operating Partnership sold twelve properties as set forth below.

BUFFALO. On May 17, 2001, the Operating Partnership sold three apartment communities having a total of 875 units located in the suburbs of Buffalo, New York to Clover Properties Fund I, L.P.: Williamstowne Apartments, 528 units located in Cheektowaga, New York. Garden Village Apartments, 315 units also located in Cheektowaga, New York, and the 32-unit Fairway Apartments located in Tonawanda, New York. The total gross sale price was $37 million. The sale proceeds were reinvested in Southern Meadows and other properties acquired in 2001 (discussed above).

ROCHESTER . On June 15, 2001, the Operating Partnership sold the 82-unit Springcreek Apartments, located in Dansville, New York, for a gross sale price of $2.55 million.

On July 17, 2001, the Operating Partnership sold two Rochester-area apartment communities: Hill Court Apartments, 95 units and Ivy Ridge Apartments, 135 units, for a total of $9.2 million. On August 15, 2001, the Operating Partnership sold Hamlet Court Apartments, 98 units, for $3.6 million. The sale proceeds were reinvested in other properties acquired in 2001 (discussed above).

MIDATLANTIC. On August 30, 2001, the Operating Partnership sold 100% of the equity interests in the entities owning five properties in the Mid-Atlantic region, including Country Club Apartments, 150 units, Glen Burnie, Maryland; Doub Meadow Apartments, 95 units, Hagerstown, Maryland; Laurel Pines Apartments, 236 units, Laurel, Maryland; Strawberry Hill Apartments, 145 units, Baltimore, Maryland; and Riverdale Apartments, 580 units, Hampton, Virginia. The total gross sale price was $47.6 million. Sale proceeds were reinvested in The Manor and other recent acquisitions (described above).

None of the above buyers were affiliated with the Operating Partnership, the Company, any directors or officers of the Company or any affiliated of any such directors of officers.

The purchase prices were negotiated with the buyers and based on an internal analysis by the Company of the historical cash flows and fair market values of the properties.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         a.       Financial Statement of Businesses Acquired

         Financial statements for certain of the interests and properties acquired and noted in Item 5 are not available at this time and will be filed by amendment as soon as practicable, but not later than 60 days from the date this Form 8-K must be filed.

         b.       Pro Forma Financial Information

         Pro forma financial statements of the Company reflecting certain of the interests and properties acquired and noted in Item 5 are not available at this time and will be filed by amendment as soon as practicable, but not later than 60 days from the date this Form 8-K must be filed.

         c.       Exhibits

         None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1034, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  September 12, 2001          HOME PROPERTIES OF NEW YORK INC.
                                            (Registrant)



                            By: /s/ David P. Gardner

                            -------------------------------------
                            David P. Gardner, Senior Vice President